Exhibit 99.1

PULSE BIOSCIENCES QUARTERLY INVESTOR CONFERENCE CALL

Conference call today at 1:30 p.m. PDT / 4:30 p.m. EDT

HAYWARD, Calif. - (BUSINESS WIRE) – October 30, 2018 – Pulse Biosciences, Inc. (Nasdaq: PLSE), a novel medical therapy company bringing to market its proprietary Nano-Pulse Stimulation™ (NPS™) platform, today reported recent corporate developments and financial results for the three- and nine-month periods ended September 30, 2018.

Recent Developments

•	Completion of enrollment and patient treatments in the Company’s NPS clinical study for the treatment of Sebaceous Hyperplasia (SH)
o

Study enrollment and patient treatments were completed in the Company’s multi-center study to evaluate the safety and efficacy of NPS for the treatment of Sebaceous Hyperplasia, a common but difficult-to-treat facial lesion.

o

Preliminary data on the first 79 of 226 (35%) treated lesions indicate excellent safety and efficacy results to date with no adverse events and over 95% of treated lesions rated as clear or mostly clear after 60-day follow-up.

o	Patient follow-up visits scheduled to be completed during the fourth quarter with study data available by the end of 2018.
•	Initiation of a clinical feasibility study using NPS to treat patients with cutaneous warts.
o

First patient enrollment and treatment in the Company’s feasibility study that includes up to 20 subjects at the prestigious Scripps Clinic in San Diego, CA. Patient enrollment commenced October 2018. Treatment and follow-up are expected to be completed during the first quarter of 2019.

•	Continued enrollment in NPS Basal Cell Carcinoma (BCC) Biomarker Study
o

First patient enrolled and treated in the Company’s multi-center “treat and resect” study evaluating local lesion effect and immune response changes to NPS. Study enrollment is progressing and is expected to be completed by the end of 2018 with data available during the first quarter of 2019.

•	Clinical introduction of the CellFX™ System, the Company’s next generation Nano-Pulse Stimulation system.
o	Designed with commercial intent for office, outpatient, or hospital setting;
o	Simple and intuitive system design suitable across multiple clinical applications;
o	Integrated networking capability for a per-click revenue model; and
o	Single-patient-use applicator available with a variety of tip sizes for different applications.

“We’re pleased with the continued and significant progress we’ve made and are making towards bringing our NPS platform closer to commercialization,” said Darrin Uecker, Pulse Biosciences’ President and Chief Executive Officer. “Our data continues to demonstrate safety and efficacy allowing us the opportunity to move forward with our plans to target the cash paying aesthetic dermatology market while we continue to make progress in longer-term opportunities.”

Financial Highlights

Cash, cash equivalents, and investments totaled $21.0 million at September 30, 2018, compared to $38.1 million at December 31, 2017. Cash use totaled $6.5 million for the third quarter of 2018 compared to cash use of $3.9 million for the fourth quarter of 2017. Cash use for 2018 is currently anticipated to total approximately $24 million.

Operating expenses for the three-month period ended September 30, 2018 totaled $10.9 million, compared to $7.5 million for the three-month period ended September 30, 2017. Operating expenses for the three-month period ended September 30, 2018 included non-cash stock-based compensation of $3.4 million, compared to non-cash stock-based compensation of $3.4 million for the three-month period ended September 30, 2017.

Operating expenses for the nine-month period ended September 30, 2018 totaled $28.9 million, compared to $17.0 million for the nine-month period ended September 30, 2017. Operating expenses for the nine-month period ended September 30, 2018 included non-cash stock-based compensation of $10.0 million, compared to non-cash stock-based compensation of $6.4 million for the nine-month period ended September 30, 2017.

Conference Call Details

Pulse Biosciences will host an investor call on October 30, 2018, at 1:30 p.m. PDT / 4:30 p.m. EDT. The telephone dial-in number for the call is (844) 494-0190 (U.S. toll-free) or (508) 637-5580 (international) using Conference ID 2098843. Listeners will also be able to access the call via webcast available on the Investors section of the Company’s website at www.pulsebiosciences.com.

About Pulse Biosciences

Pulse Biosciences is a novel medical therapy company bringing to market its proprietary Nano-Pulse Stimulation™ (NPS™) platform. NPS is a novel, precise, non-thermal, treatment technology delivering nanosecond duration energy pulses that impact cells in treated tissue while sparing acellular tissue. NPS’s unique mechanism of action disrupts the functions of internal cell structures while maintaining the outer cell membrane initiating a cascade of events within the cell that results in regulated cell death. The novel characteristics of NPS’s mechanism of action has the potential to significantly benefit patients across multiple medical applications, including dermatology, the Company’s first planned commercial application. In pre-clinical studies, NPS has demonstrated an ability to induce immunogenic cell death in several cancer cell lines. The Company believes NPS may play a role in immuno-oncology as a focal tumor treatment that can initiate an adaptive immune response.  More information is available at www.pulsebiosciences.com.

Forward-Looking Statements

All statements in this press release that are not historical are forward-looking statements, including, among other things, statements relating to Pulse Biosciences’ expectations regarding regulatory clearance and the timing of FDA filings or approvals, the mechanism of action of NPS treatments, current and planned future clinical studies, other matters related to its pipeline of product candidates, future financial performance, anticipated cash use and other future events.  These statements are not historical facts but rather are based on Pulse Biosciences’ current expectations, estimates, and projections regarding Pulse Biosciences’ business, operations and other similar or related factors. Words such as “may,” “will,” “could,” “would,” “should,” “anticipate,” “predict,” “potential,” “continue,” “expects,” “intends,” “plans,” “projects,” “believes,” “estimates,” and other similar or related expressions are used to identify these forward-looking statements, although not all forward-looking statements contain these words. You should not place undue reliance on forward-looking statements because they involve known and unknown risks, uncertainties, and assumptions that are difficult or impossible to predict and, in some cases, beyond Pulse Biosciences’ control. Actual results may differ materially from those in the forward-looking statements as a result of a number of factors, including those described in Pulse Biosciences’ filings with the Securities and Exchange Commission. Pulse Biosciences undertakes no obligation to revise or update information in this release to reflect events or circumstances in the future, even if new information becomes available.

Caution: Pulse Biosciences’ Nano-Pulse Stimulation (NPS) is an investigational use therapy.

Investor Relations:
Brian Dow

Sr. Vice President and Chief Financial Officer

IR@pulsebiosciences.com

Gitanjali Jain Ogawa

Solebury Trout

gogawa@troutgroup.com

(646) 378-2949

or

Media:

Tosk Communications

Nadine D. Tosk, 504-453-8344

nadinepr@gmail.com

PULSE BIOSCIENCES, INC.

Condensed Consolidated Balance Sheets

(Unaudited)

	September 30,	December 31,
(in thousands)	2018	2017
ASSETS
Current assets:
Cash, cash equivalents and investments	$21,021	$38,069
Prepaid expenses and other current assets	1,095	412
Total current assets	22,116	38,481

Property and equipment, net	2,339	2,570
Intangible assets, net	5,379	5,878
Goodwill	2,791	2,791
Other assets	101	101
Total assets	$32,726	$49,821

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$1,281	$782
Accrued expenses	1,657	1,034
Deferred rent, current	410	397
Total current liabilities	3,348	2,213
Long term liabilities:
Deferred rent, less current	1,304	1,613
Total liabilities	4,652	3,826
Stockholders’ equity:
Common stock and additional paid-in capital	94,842	84,219
Accumulated other comprehensive loss	(3)	(51)
Accumulated deficit	(66,765)	(38,173)
Total stockholders’ equity	28,074	45,995
Total liabilities and stockholders’ equity	$32,726	$49,821

PULSE BIOSCIENCES, INC.

Condensed Consolidated Statements of Operations

(Unaudited)

	Three-Month Periods Ended
	September 30,	September 30,
(in thousands, except per share amounts)	2018	2017
Revenue	$—	$—
Operating expenses:
General and administrative	5,675	4,434
Research and development	5,038	2,925
Amortization of intangible assets	166	166
Total operating expenses	10,879	7,525
Other income:
Interest income	118	39
Total other income	118	39
Net loss	$(10,761)	$(7,486)
Net loss per share:
Basic and diluted net loss per share	$(0.64)	$(0.52)
Weighted average shares used to compute net loss per common share — basic and diluted	16,927	14,381

PULSE BIOSCIENCES, INC.

Condensed Consolidated Statements of Operations

(Unaudited)

	Nine-Month Periods Ended
	September 30,	September 30,
(in thousands, except per share amounts)	2018	2017
Revenue	$—	$—
Operating expenses:
General and administrative	16,230	9,702
Research and development	12,174	6,782
Amortization of intangible assets	499	499
Total operating expenses	28,903	16,983
Other income:
Interest income	311	119
Total other income	311	119
Net loss	$(28,592)	$(16,864)
Net loss per share:
Basic and diluted net loss per share	$(1.69)	$(1.19)
Weighted average shares used to compute net loss per common share — basic and diluted	16,883	14,141